Exhibit 99.1

For Immediate Release

SulphCo Statement

SPARKS, Nev., June 15, 2005 -- On June 9, 2005, SulphCo, Inc. (OTC Bulletin Board: SLPH) was named as a defendant in two actions, the first brought in the United States District Court for the District of Nevada by Talisman Capital Talon Fund, Ltd., an offshore company purportedly based in Tortola, British Virgin Islands, and the second brought by Clean Fuels Technology of Nevada in the Second Judicial District Court of the State of Nevada in and for the County of Washoe.

Though the plaintiffs and theories of recovery asserted in the two cases are different, they both allege claims to intellectual property belonging to SulphCo, which claims the company regards as utterly frivolous. The fact that the two cases were filed on the same day and were endorsed by the same counsel suggests a concerted effort between the two plaintiffs to induce an undeserved settlement from the company and/or other named defendants. SulphCo plans to defend itself vigorously, asserting counterclaims to the extent appropriate. The company cannot comment further on pending litigation.

Contacts:

Dr. Rudolf W. Gunnerman, Chairman & CEO
Peter W. Gunnerman, President and Chief Operating Officer
SulphCo, Inc.
850 Spice Islands Drive
Sparks, NV 89431
Telephone: (775) 829-1310